Exhibit 10.2

AMENDMENT AND ACKNOWLEDGEMENT

WHEREAS, David P. McGlade (the “Executive”) has entered into an employment agreement with Intelsat Holdings, Ltd. (the “Company”) Intelsat, Ltd., dated as of January 28, 2005, as amended June 21, 2005 (the “Employment Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree to amend the Employment Agreement, effective as of March 8, 2006, as follows (the “Amendment”):

1. Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

2. Base Salary. The following sentence is hereby added to the end of Section 2.1(a) of the Employment Agreement: Effective as of the beginning of the pay period for which the Company made payments on March 10, 2006, Base Salary shall be increased by 3.87% to be $779,000.

3. Perquisites. Sections 10 and 11 of Annex A to the Employment Agreement are hereby deleted and replaced with the following:

“10. During the Employment Period, the Executive shall be entitled to an annual car/club/financial planning allowance of up to twenty-thousand dollars ($20,000), subject to such documentation of expenditures as the Company may reasonably require.”

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of Bermuda without regard to its conflict of laws principles.

5. Successor. This Amendment shall bind and inure to the benefit of the Company, its successors and assigns, and the Executive and his or her personal representatives and assigns.

6. Miscellaneous.

(a) This Amendment shall not be construed so as to grant the Executive any right to remain in the employ of the Company or any Subsidiary.

(b) This Amendment may be executed in counterparts, which together shall constitute one and the same original.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunder duly authorized and the Executive has hereunto set his hand, all as of the day and year first set forth above.

INTELSAT HOLDINGS, LTD.

/s/ Conny Kullman
Name:	Conny Kullman
Title:	Chairman and Director

INTELSAT, LTD.

/s/ Conny Kullman
Name:	Conny Kullman
Title:	Chairman and Director

ACCEPTED:

The undersigned hereby acknowledges having read this Agreement and, having had the opportunity to consult with legal and tax advisors, hereby agrees to be bound by all provisions set forth herein.

/s/ David P. McGlade
Executive